UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLEMAN CABLE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-4410887
(State of Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

and subsidiary guarantors

CCI INTERNATIONAL, INC.

PATCO ELECTRONICS, INC.

TECHNOLOGY RESEARCH CORPORATION

(Exact name of registrants as specified in their respective charters)

Delaware Florida Florida	1530 Shields Drive Waukegan, Illinois 60085	38-3265872 59-3075317 59-2095002
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices)	(IRS Employer Identification No.)

Floyd W. Smith

Secretary

Coleman Cable, Inc.

1530 Shields Drive

Waukegan, Illinois 60085

(770) 832-4242

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the Registration Statement of Coleman Cable, Inc. (the “Company”), CCI International, Inc., Patco Electronics, Inc. and Technology Research Corporation (collectively, the “Registrants”) on Form S-3 (File 333-177024) filed with the Securities and Exchange Commission on September 27, 2011 and amended on December 1, 2011 (the “Registration Statement”).

On February 11, 2014, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 20, 2013, by and among the Company, Southwire Company, a Delaware corporation (“Parent”), and Cubs Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Registrants have terminated any offerings of securities pursuant to the Registration Statement. In accordance with the undertakings made by the Registrants in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered which remain unsold at the termination of the offering, the Registrants hereby remove from registration any securities of the Registrants registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Coleman Cable, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on February 12, 2014.

COLEMAN CABLE, INC.

By:	/s/ Stuart W. Thorn
	Name:	Stuart W. Thorn
	Title:	President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Stuart W. Thorn Stuart W. Thorn	President and Director (Principal Executive Officer)	February 12, 2014

/s/ J. Guyton Cochran J. Guyton Cochran	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	February 12, 2014

/s/ John R. Carlson John R. Carlson	Director	February 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, CCI International, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on February 12, 2014.

CCI INTERNATIONAL, INC.

By:	/s/ Stuart W. Thorn
	Name:	Stuart W. Thorn
	Title:	President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Stuart W. Thorn Stuart W. Thorn	President and Director (Principal Executive Officer)	February 12, 2014

/s/ J. Guyton Cochran J. Guyton Cochran	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	February 12, 2014

/s/ John R. Carlson John R. Carlson	Director	February 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Patco Electronics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on February 12, 2014.

PATCO ELECTRONICS, INC.

By:	/s/ Stuart W. Thorn
	Name:	Stuart W. Thorn
	Title:	President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Stuart W. Thorn Stuart W. Thorn	President and Director (Principal Executive Officer)	February 12, 2014

/s/ J. Guyton Cochran J. Guyton Cochran	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	February 12, 2014

/s/ John R. Carlson John R. Carlson	Director	February 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Technology Research Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on February 12, 2014.

TECHNOLOGY RESEARCH CORPORATION

By:	/s/ Stuart W. Thorn
	Name:	Stuart W. Thorn
	Title:	President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Stuart W. Thorn Stuart W. Thorn	President and Director (Principal Executive Officer)	February 12, 2014

/s/ J. Guyton Cochran J. Guyton Cochran	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	February 12, 2014

/s/ John R. Carlson John R. Carlson	Director	February 12, 2014